UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 5, 2013

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered sales of Equity Securities.

At the Special Meeting of Stockholders of Authentidate Holding Corp. (the “Company”) held on April 5, 2013, the stockholders of the Company approved the automatic conversion of the Company’s outstanding shares of Series C 15% Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) into an aggregate of 3,551,541 shares of common stock. The number of shares of common stock issued upon conversion includes 1,051,541 shares of common stock issued in lieu of accrued but unpaid dividends on the Series C Preferred Stock.

The shares of the Company’s common stock s issued upon conversion of the Series C Preferred Stock were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Lazarus Investment Partners, LLLP, which as of the record date for the special meeting, was the beneficial owner of approximately 23.8% of our common stock, was issued 1,420,616 shares of common stock upon conversion of the shares of Series C Preferred Stock held by it. Following the conversion of the shares of Series C Preferred Stock, the Company has outstanding an aggregate of 30,655,285 shares of common stock. The shares of common stock issued upon conversion are subject to the six month restriction on transferability as described by the Company in the supplement to the proxy statement dated March 22, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company reconvened its Special Meeting of Stockholders on April 5, 2013 in Berkeley Heights, New Jersey. Only stockholders of record as of the close of business on January 7, 2013 were entitled to vote at the Special Meeting. As of the record date, there were 27,047,293 shares of common stock of the company issued and outstanding. At the Special Meeting, 17,147,781 shares of common stock of the company were represented, in person or by proxy, constituting a quorum. The sole matters voted on by the stockholders were (1) the proposal for the conversion of the outstanding shares of Series C Preferred Stock into shares of common stock and (2) to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. Holders of Series C Preferred Stock were not entitled to vote shares of common stock issued to them in the private placement the company consummated on October 13, 2010 or any shares of common stock received upon exercise of the warrants issued to them in such transaction (to the extent that any warrants are exercised prior to the record date) on the proposal considered at the Special Meeting. The results of the voting on this matter are set forth below.

1. The stockholders approved the proposal for the conversion of the outstanding shares of Series C Preferred Stock into shares of common stock by the following votes:

For	Against	Abstain	Broker Non-Votes
15,012,626	615,165	19,990	—

2. The stockholders authorized the Company to adjourn the Special Meeting, if necessary, by the votes set forth below; however, as Proposal 1 was approved, the Company did not adjourn the Special Meeting.

For	Against	Abstain	Broker Non-Votes
16,223,721	882,713	41,347	—

Item 8.01	Other Events.

On April 5, 2013, the Company issued a press release regarding the results of the voting of its stockholders at the special meeting. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Authentidate Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
	Name:	O’Connell Benjamin
	Title:	Chief Executive Officer and President

Date: April 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Authentidate Holding Corp.

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